9503 East 33rd Street Indianapolis, IN 46235-4207 (800) CELADON (317) 972-7000

For more information: Joe Weigel Director of Marketing & Communications (800) CELADON Ext. 7006 (317) 972-7006 Direct	FOR IMMEDIATE RELEASE October 2, 2015

CELADON GROUP, INC. ANNOUNCES SALE OF TRACTOR PORTFOLIO,
JOINT VENTURE TO GROW QUALITY COMPANIES SEGMENT

Joint venture formation of 19th Capital Group LLC to accelerate opportunity for tractors under management with third-party fleets

INDIANAPOLIS – Celadon Group, Inc. (NYSE: CGI) today announced the sale of a tractor portfolio and minority investment in a tractor financing joint venture to support its Quality Companies business.

Celadon Chairman and CEO, Paul Will, commented:  "At Celadon, we continue to seek growth opportunities that diversify our income streams, participate in rapidly growing and defensible markets and improve our return on capital.  I am pleased to announce another important step in this direction through a portfolio sale and financing joint venture to support the growth of our Quality Companies subsidiaries.  We recently completed the initial sale of an approximately $13.6 million portfolio of tractors and the associated leases to 19th Capital Group LLC, and additional portfolio sales are expected to take place in the future.  We also made a minority investment in 19th Capital Group, which also included management participation, which we expect to report under the equity method of accounting.  We believe these transactions will afford us an opportunity to grow the Quality Companies' business in markets where we currently have limited access due to financing constraints, participate in the economics of the lease stream and residual value of the tractors and improve our return on invested capital compared with retaining the portfolio on the balance sheet.  We look forward to accelerating the growth of our Quality Companies business unit with our new capital partner."

Quality Companies Business
Will continued:  "Over the past two fiscal years, our Quality Companies unit has grown tractors under management to approximately 4,900 on June 30, 2015, from approximately 750 on June 30, 2013.  Substantially all of these tractors have been purchased by us on favorable terms through our consolidated buying power.  The tractors are then sold to a third party financing company, who then leases them to independent contractors who provide capacity to us and other trucking companies.

“Under the historical servicing arrangement with our financial partner, Quality Companies provides driver recruiting, lease payment remittance, insurance, maintenance and other services for a fee.  Celadon is not a guarantor of such financing or the leases, and we do not share in the profit or loss from the lease revenue stream or the residual value of the tractor assets. The assets and debt associated with these tractors are not included in our consolidated balance sheets.  In addition, Quality currently has approximately 13,000 tractors on order from several different manufacturers, scheduled to be delivered over the next three years.

"We have identified the growth of Quality Companies as a strategic priority for several reasons.  First, we believe the market for tractors under management is growing faster than the general truckload freight market.  Second, our consolidated buying power, warranty plans, maintenance experience and insurance expertise should provide a differentiated services suite to independent contractors and third-party fleets that may not have the capacity or desire to build these skill sets internally.  Third, the Quality Companies business, to the extent pursued off-balance sheet with financial partners, has the prospect for more consistent margins, lower capital expenditures and higher return on invested capital than our traditional truckload business.  Fourth, we believe we are able to access an entrepreneurial and high-performing segment of the professional truck driving population that otherwise may go unserved generally or untapped by us.

"The historical arrangement with our financial partner has been positive, and we expect it to continue.  However, due to the significant growth of Quality and with the additional capacity needed to grow fully with Quality Companies, we believe it is in our best interest to diversify our sources of growth capital and encourage competitive terms.  Accordingly, we have been seeking additional financial partners."

Financing Joint Venture
Will commented on 19th Capital Group: "We are fortunate to do business again with Larsen MacColl Partners and its affiliates ("LMP").  LMP was the controlling shareholder of A&S Kinard before our acquisition of that successful business.  After reviewing multiple proposals for financing the Quality Companies fleet business, most of which would have required direct or indirect credit support from us, and resulting balance sheet consolidation, LMP proposed a similar joint venture, but with additional economic opportunity for us.  The joint venture, called 19th Capital Group, is controlled by LMP with a minority investment by Celadon and Celadon management.  The structure is expected to allow us to account for the investment under the equity method of accounting.  In addition, with this investment, we will record a share of the joint venture's profit or loss on the lease income stream and residual sale value of the tractors, which we currently do not share in under the contract with our current financing partner. "

Tractor Portfolio Sale
Will addressed the portfolio sale:  "We sold a portfolio to 19th Capital Group for approximately $13.6 million.  In addition, we agreed to provide certain driver recruiting, lease payment remittance, maintenance and insurance services under related agreements. We anticipate additional sales to 19th Capital Group in the future.  The services and terms of these services are similar to those provided to our current financing partner.”

Celadon Group, Inc. (www.celadongroup.com), through its subsidiaries, provides long-haul, regional, local, dedicated, intermodal, temperature controlled, flatbed and expedited freight service across the United States, Canada and Mexico. The company also owns Celadon Logistics Services, which provides freight brokerage services, freight management, as well as supply chain management solutions, including warehousing and distribution.

Larsen MacColl Partners (www.larsenmaccoll.com) is a Radnor, Pennsylvania-based private equity firm that invests in companies with proven management teams, outstanding business models and explosive growth plans.  Larsen MacColl is investing out of its third committed fund.

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may be identified by their use of terms or phrases such as "expects," "estimates," "projects," "believes," "anticipates," "plans," "intends," ”forward,” "should," and similar terms and phrases. Forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.  Actual results may differ from those set forth in the forward-looking statements.  In this press release, statements regarding the benefits of the sale of the tractor portfolio and joint venture, acceleration of growth of the Quality Companies, growth of the market for tractors under management, our ability to provide differentiated services, financial returns from this business, future accounting methods, financial results, and access to drivers are forward-looking statements.  Readers should review and consider disclosures by the company in its press releases, stockholder reports, and filings with the Securities Exchange Commission.  We disclaim any obligation to update or revise any forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking information.

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